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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): September 27, 1995


                      PAXSON COMMUNICATIONS CORPORATION
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           (Exact name of registrant as specified in its charter)

 Delaware                             1-13452                   59-3212788
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(State or other                     (Commission                 IRS Employer
jurisdiction of                     File Number)              Identification No.
incorporation)



          601 Clearwater Park Road, West Palm Beach, FL  33401-6233
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           (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:     (407) 659-4122
                                                   -----------------------------

                   N/A
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(Former name or former address, if changed since last report)
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Item 5.  Other.

         On September 27, 1995, the Registrant issued the following press release pursuant to Rule 135 (c) of the Securities Act of 1933, as amended:

               PAXSON COMMUNICATIONS ISSUES $230,000,000 IN BONDS

Palm Beach, FL - Paxson Communications Corporation announced that it has executed an agreement for the sale of $230,000,000 of its 11 5/8% senior subordinated notes due 2002. The closing will take place tomorrow, September 28th, 1995. The notes were offered privately under Rule 144A, have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption. The Company has agreed to register the notes under the Act in certain circumstances.

The Company plans to use the proceeds to repay substantially all of its outstanding debt and to acquire additional broadcasting stations, including WHAI-TV and WAKC-TV, serving the New York City and Cleveland, Ohio television markets respectively. The purpose of this financing is to facilitate the expansion of the Company's Infomall TV Network (IN TV) and other broadcasting operations.

Paxson Communications Corporation trades publicly on the American Stock Exchange under the symbol "PXN."





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PAXSON COMMUNICATIONS CORPORATION
                                        (Registrant)

                                        By:/s/ Arthur D. Tek
                                           ----------------------------------
                                           Arthur D. Tek, its Vice President,
                                           Treasurer and Chief Financial Officer


                                           Date:  September 29, 1995






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